                                                                     EXHIBIT 3.2

                             AMENDED AND RESTATED

                                    BYLAWS

                                      OF

                        MODEM MEDIA . POPPE TYSON, INC.
                           (a Delaware corporation)

                               TABLE OF CONTENTS

                                                                               Page
                                                                               ----
ARTICLE I CORPORATE OFFICES...................................................   1

          1.1  REGISTERED OFFICE..............................................   1
          1.2  OTHER OFFICES..................................................   1

ARTICLE II MEETINGS OF STOCKHOLDERS...........................................   1

          2.1  PLACE OF MEETINGS..............................................   1
          2.2  ANNUAL MEETING.................................................   1
          2.3  SPECIAL MEETING................................................   3
          2.4  ORGANIZATION...................................................   3
          2.5  NOTICE OF STOCKHOLDERS' MEETINGS...............................   4
          2.6  MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE...................   4
          2.7  QUORUM.........................................................   4
          2.8  ADJOURNED MEETING; NOTICE......................................   4
          2.9  VOTING.........................................................   5
         2.10  VALIDATION OF MEETINGS; WAIVER OF NOTICE; CONSENT..............   5
         2.11  STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING........   6
         2.12  RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS....   6
         2.13  PROXIES........................................................   7
         2.14  INSPECTORS OF ELECTION.........................................   7

ARTICLE III DIRECTORS.........................................................   8

          3.1  POWERS.........................................................   8
          3.2  NUMBER AND TERM OF OFFICE......................................   8
          3.3  BOARD REPRESENTATION...........................................   8
          3.4  RESIGNATION AND VACANCIES......................................   9
          3.5  REMOVAL........................................................   10
          3.6  PLACE OF MEETINGS; MEETINGS BY TELEPHONE.......................   10
          3.7  FIRST MEETINGS.................................................   10
          3.8  REGULAR MEETINGS...............................................   11
          3.9  SPECIAL MEETINGS; NOTICE.......................................   11
         3.10  QUORUM.........................................................   11
         3.11  WAIVER OF NOTICE...............................................   11
         3.12  ADJOURNMENT....................................................   12
         3.13  NOTICE OF ADJOURNMENT..........................................   12
         3.14  BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING..............   12
         3.15  ORGANIZATION...................................................   12
         3.16  FEES AND COMPENSATION OF DIRECTORS.............................   12
         3.17  APPROVAL OF LOANS TO OFFICERS..................................   12

                               TABLE OF CONTENTS
                                  (continued)

                                                                                Page
                                                                                ----
ARTICLE IV COMMITTEES........................................................... 13

          4.1  COMMITTEES OF DIRECTORS.......................................... 13
          4.2  MEETINGS AND ACTION OF COMMITTEES................................ 13

ARTICLE V OFFICERS.............................................................. 14

          5.1  OFFICERS......................................................... 14
          5.2  ELECTION OF OFFICERS............................................. 14
          5.3  SUBORDINATE OFFICERS............................................. 14
          5.4  REMOVAL AND RESIGNATION OF OFFICERS.............................. 14
          5.5  VACANCIES IN OFFICES............................................. 14
          5.6  CHAIRMAN OF THE BOARD............................................ 15
          5.7  CHIEF EXECUTIVE OFFICER.......................................... 15
          5.8  PRESIDENT........................................................ 15
          5.9  VICE PRESIDENTS.................................................. 15
         5.10  SECRETARY........................................................ 16
         5.11  CHIEF FINANCIAL OFFICER.......................................... 16

ARTICLE VI INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND
       OTHER AGENTS............................................................. 16

          6.1  INDEMNIFICATION OF DIRECTORS AND OFFICERS........................ 16
          6.2  INDEMNIFICATION OF OTHERS........................................ 17
          6.3  INSURANCE........................................................ 17
          6.4  EXPENSES......................................................... 17
          6.5  NON-EXCLUSIVITY OF RIGHTS........................................ 18
          6.6  SURVIVAL OF RIGHTS............................................... 18
          6.7  AMENDMENTS....................................................... 18

ARTICLE VII RECORDS AND REPORTS................................................. 19

          7.1  MAINTENANCE AND INSPECTION OF RECORDS............................ 19
          7.2  INSPECTION BY DIRECTORS.......................................... 19
          7.3  ANNUAL STATEMENT TO STOCKHOLDERS................................. 20
          7.4  REPRESENTATION OF SHARES OF OTHER CORPORATIONS................... 20

ARTICLE VIII GENERAL MATTERS.................................................... 20

          8.1  RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING............ 20
          8.2  CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS........................ 20
          8.3  CORPORATE CONTRACTS AND INSTRUMENTS:  HOW EXECUTED............... 21
          8.4  STOCK CERTIFICATES; PARTLY PAID SHARES........................... 21
          8.5  SPECIAL DESIGNATION ON CERTIFICATES.............................. 21
          8.6  LOST CERTIFICATES................................................ 22

                               TABLE OF CONTENTS
                                  (continued)

                                                                            Page
                                                                            ----
          8.7  CONSTRUCTION; DEFINITIONS...................................   22

ARTICLE IX AMENDMENTS......................................................   22

ARTICLE X DISSOLUTION......................................................   22

ARTICLE XI CUSTODIAN.......................................................   23

         11.1  APPOINTMENT OF A CUSTODIAN IN CERTAIN CASES.................   23
         11.2  DUTIES OF CUSTODIAN.........................................   23

                             AMENDED AND RESTATED

                                    BYLAWS

                                      OF

                        MODEM MEDIA . POPPE TYSON, INC.
                           (a Delaware corporation)

                                   ARTICLE I
                               CORPORATE OFFICES
                               -----------------

     1.1  REGISTERED OFFICE

     The registered office of the corporation shall be fixed in the Certificate of Incorporation of the corporation.

     1.2  OTHER OFFICES

     The board of directors may at any time establish branch or subordinate offices at any place or places where the corporation is qualified to do business.

                                  ARTICLE II
                            MEETINGS OF STOCKHOLDERS
                            ------------------------

     2.1  PLACE OF MEETINGS

     Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the board of directors. In the absence of any such designation, stockholders' meetings shall be held at the registered office of the corporation.

     2.2  ANNUAL MEETING

     (a) The annual meeting of stockholders shall be held each year on a date and at a time designated by the board of directors. In the absence of such designation, the annual meeting of stockholders shall be held on the third Thursday in May of each year at 10:00 a.m. However, if such day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day. At the meeting, directors shall be elected, and any other proper business may be transacted.

     (b) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (B) otherwise properly brought before the meeting by or at the direction of the board of directors, or (C) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 120 calendar days in advance of the date specified in the corporation's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received a reasonable time before the solicitation is made. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in his or her capacity as a proponent of a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder's meeting, a stockholder must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (b), and, if he or she should so determine, he or she shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

     (c) Only persons who are nominated in accordance with the procedures set forth in this paragraph (c) shall be eligible for election as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders by or at the direction of the board of directors or by any stockholder of the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (c). Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the corporation in accordance with the provisions of paragraph (b) of this Section 2.2. Such stockholder's notice shall set forth
(i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the corporation which are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are being made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (ii) as to such stockholder giving notice, the information required to be provided pursuant to paragraph (b) of this Section 2.2. At the request of the board of directors, any person nominated by a stockholder for election as a director shall furnish to the secretary of the corporation that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this paragraph (c). The chairman of the meeting shall, if the facts warrants, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he or she should so determine, he or she shall so declare at the meeting, and the defective nomination shall be disregarded.

     2.3  SPECIAL MEETING

     A special meeting of the stockholders may be called at any time by the board of directors, the chairman of the board or the chief executive officer, but such special meetings may not be called by any other person or persons.

     If a special meeting is called by any person or persons other than the board of directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the chairman of the board, chief executive officer, president, or the secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The officer receiving the request shall cause notice to be promptly given to the stockholders entitled to vote, in accordance with the provisions of Sections 2.5 and 2.6, that a meeting will be held at the time requested by the person or persons who called the meeting, not less than 10 nor more than 60 days after the receipt of the request. If the notice is not given within 20 days after the receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the board of directors may be held.

     2.4  ORGANIZATION

     Meetings of stockholders shall be presided over by the chairman of the board, if any, or in his or her absence by the vice chairman of the board, if any, or in his or her absence by the chief executive officer, if any, or in his or her absence by the president, if any, or in his or her absence a vice president, or in the absence of the foregoing persons by a chairman designated by the board of directors, or in the absence of such designation by a chairman chosen at the meeting. The secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

     2.5  NOTICE OF STOCKHOLDERS' MEETINGS

     Except as set forth in Section 2.3, all notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 2.6 of these Bylaws not less than 10 nor more than 60 days before the date of the meeting. The notice shall specify the place, date, and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted (no business other than that specified in the notice may be transacted) or (ii) in the case of the annual meeting, those matters which the board of directors, at the time of giving the notice, intends to present for action by the stockholders (but any proper matter may be presented at the meeting for such action). The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice, the board intends to present for election.

     2.6  MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE

     Written notice of any meeting of stockholders shall be given either personally or by first-class mail or by telegraphic or other written communication. Notices not personally delivered shall be sent charges prepaid and shall be addressed to the stockholder at the address of that stockholder appearing on the books of the corporation or given by the stockholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or is given, notice shall be deemed to have been given if sent to that stockholder by mail or telegraphic or other written communication to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

     An affidavit of the mailing or other means of giving any notice of any stockholders' meeting, executed by the secretary, assistant secretary or any transfer agent of the corporation giving the notice, shall be prima facie evidence of the giving of such notice.

     2.7  QUORUM

     The presence in person or by proxy of the holders of a majority of the voting power of the shares entitled to vote thereat constitutes a quorum for the transaction of business at all meetings of stockholders; provided, however, that in the case of any vote to be taken by classes, the holders of a majority of the votes entitled to be cast by the stockholders of a particular class shall constitute a quorum for the transaction of business by such class. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the voting power of the shares required to constitute a quorum.

     2.8  ADJOURNED MEETING; NOTICE

     Any stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the voting power of the shares represented at that meeting, either in person or by proxy. In the absence of a quorum, no other business may be transacted at that meeting except as provided in Section
2.7 of these Bylaws.

     When any meeting of stockholders, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken. However, if a new record date for the adjourned meeting is fixed or if the adjournment is for more than 30 days from the date set for the original meeting, then notice of the adjourned meeting shall be given. Notice of any such adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.5 and
2.6 of these Bylaws. At any adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

     2.9  VOTING

     Voting at any meeting of stockholders need not be by ballot; provided, however, that elections for directors shall be by written ballot, unless otherwise provided in the Certificate of Incorporation.

     The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.12 of these Bylaws, subject to the provisions of Sections 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners, and to voting trusts and other voting agreements).

     Each stockholder shall be entitled to that number of votes for each share held as is set forth in the Certificate of Incorporation of the corporation, as amended or restated, or in the resolution or resolutions adopted by the board of directors providing for the issuance of such stock, except as may otherwise be required by law.

     Any stockholder entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or, except when the matter is the election of directors, may vote them against the proposal; but if the stockholder fails to specify the number of shares which the stockholder is voting affirmatively, it will be conclusively presumed that the stockholder's approving vote is with respect to all shares which the stockholder is entitled to vote.

     If a quorum is present, the affirmative vote of at least a majority of the voting power of the shares represented, in person or by proxy, and voting at a duly held meeting (which shares voting affirmatively also constitute at least a majority of the voting power of the required quorum) shall be the act of the stockholders, unless the vote of a greater number or a vote by classes is required by law or by the Certificate of Incorporation.

     2.10  VALIDATION OF MEETINGS; WAIVER OF NOTICE; CONSENT

     The transactions of any meeting of stockholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though they had been taken at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. The waiver of notice or consent or approval need not specify either the business to be transacted or the purpose of any annual or special meeting of stockholders. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Attendance by a person at a meeting shall also constitute a waiver of notice of and presence at that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice of the meeting but not so included, if that objection is expressly made at the meeting.

     2.11  STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

     Unless otherwise provided in the Certificate of Incorporation, for so long as any shares of Class B Common Stock are outstanding, any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted.

     Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. If the action which is consented to is such as would have required the filing of a certificate under any section of the General Corporation Law of Delaware if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the General Corporation Law of Delaware.

     2.12  RECORD DATE FOR STOCKHOLDER NOTICE; VOTING; GIVING CONSENTS

     For purposes of determining the stockholders entitled to notice of any meeting or to vote thereat or entitled to give consent to corporate action without a meeting, the board of directors may fix, in advance, a record date, which shall not be more than 60 days nor less than 10 days before the date of any such meeting nor more than 60 days before any such action without a meeting, and in such event only stockholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date.

     If the board of directors does not so fix a record date:

          (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day preceding the day on which the meeting is held; and

          (b) the record date for determining stockholders entitled to give consent to corporate action in writing without a meeting (i) when no prior action by the board of directors has been taken, shall be the day on which the first written consent is given, or (ii) when prior action by the board of directors has been taken, shall be at the close of business on the day on which the board of directors adopts the resolution relating to that action.

     The record date for any other purpose shall be as provided in Article VIII of these Bylaws.

     2.13  PROXIES

     Every person entitled to vote for Directors, or on any other matter, shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the stockholder or the stockholder's attorney-in-fact. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the secretary of the corporation.

     2.14  INSPECTORS OF ELECTION

     Before any meeting of stockholders, the board of directors may appoint an inspector or inspectors of election to act at the meeting or its adjournment.
If no inspector of election is so appointed, then the chairman of the meeting may, and on the request of any stockholder or a stockholder's proxy shall, appoint an inspector or inspectors of election to act at the meeting. The number of inspectors shall be either one or three. If inspectors are appointed at a meeting pursuant to the request of one or more stockholders or proxies, then the holders of a majority of the voting power of shares or their proxies present at the meeting shall determine whether one or three inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, then the chairman of the meeting may, and upon the request of any stockholder or a stockholder's proxy shall, appoint a person to fill that vacancy.

     Such inspectors shall:

          (a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

          (b)  receive votes, ballots or consents;

          (c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

          (d)  count and tabulate all votes or consents;

          (e)  determine when the polls shall close;

          (f)  determine the result; and

          (g) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

                                  ARTICLE III
                                   DIRECTORS
                                   ---------

     3.1  POWERS

     Subject to the provisions of the General Corporation Law of Delaware and to any limitations in the Certificate of Incorporation or these Bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

     3.2  NUMBER AND TERM OF OFFICE

     The authorized number of directors shall be eight. An indefinite number of directors may be fixed, or the definite number of directors may be changed, by a duly adopted amendment to the Certificate of Incorporation or by an amendment to this bylaw adopted by the vote or written consent of holders of a majority of the voting power of the outstanding shares entitled to vote or by resolution of a majority of the board of directors.

     No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

     3.3  BOARD REPRESENTATION

     The corporation shall cause the election of the following individuals to the board of directors: (i) so long as Gerald M. O'Connell and Robert C. Allen, II (including spouses, members of their immediate family or their estate, heirs and intestate successors, the "Limited Partners") collectively own at least 45% of the aggregate number of the corporation's common stock held by them on December 31, 1996 (the "Limited Partner Shares"), (a) Gerald M. O'Connell and
(b) Robert C. Allen, II so long as he continues to serve as a senior executive of the corporation; and (ii) so long as the Limited Partners collectively own less than 45% but at least 30% of the Limited Partner Shares, Gerald M. O'Connell so long as he continues to serve as a senior executive officer of the corporation. The corporation and the Limited Partners shall mutually agree upon two individuals to serve on the board of directors. The balance of the board of directors shall be elected by the stockholders of the corporation, or to the extent necessary to fill a vacancy on the board of directors, by the balance of the board of directors.

     3.4  RESIGNATION AND VACANCIES

     Any director may resign effective on giving written notice to the chairman of the board, the chief executive officer, the secretary or the board of directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective.

     Unless otherwise provided in the Certificate of Incorporation or these Bylaws, vacancies in the board of directors may be filled by a majority of the remaining directors, even if less than a quorum, or by a sole remaining director; however, a vacancy created by the removal of a director by the vote or written consent of the stockholders or by court order may be filled only by the affirmative vote of a majority of the voting power of shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute a majority of the required quorum), or by the written consent of a majority of the voting power of shares entitled to vote thereon. Each director so elected shall hold office until the next annual meeting of the stockholders and until a successor has been elected and qualified.

     Unless otherwise provided in the Certificate of Incorporation or these
Bylaws:

          (i) Vacancies and newly created directorships resulting from any increase in the authorized number of directors to be elected by all of the stockholders entitled to vote, voting as a single class, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

          (ii) Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected.

     If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in the manner prescribed by the provisions of the Certificate of Incorporation or these Bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

     If, at the time of filling any vacancy or any newly created directorship, the directors then in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase), then the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10% of the total number of the then outstanding shares having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office as aforesaid, which election shall be governed by the provisions of Section 211 of the General Corporation Law of Delaware so far as applicable.

     3.5  REMOVAL

     Subject to Section 3.3 and any limitations imposed by law, and unless otherwise provided in the Certificate of Incorporation, the board of directors, or any individual director, may be removed from office at any time by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of the capital stock of the corporation entitled to vote at an election of directors.

     3.6  PLACE OF MEETINGS; MEETINGS BY TELEPHONE

     Regular meetings of the board of directors may be held at any place within or outside the State of Delaware that has been designated from time to time by resolution of the board of directors. In the absence of such a designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board of directors may be held at any place within or outside the State of Delaware that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation.

     Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another; and all such directors shall be deemed to be present in person at the meeting.

     3.7  FIRST MEETINGS

     The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting so long as a quorum is present at the first meeting of such newly elected board of directors. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

     3.8  REGULAR MEETINGS

     Regular meetings of the board of directors may be held without notice if the dates of such meetings are fixed by the board of directors.

     3.9  SPECIAL MEETINGS; NOTICE

     Special meetings of the board of directors for any purpose or purposes may be called at any time by the chairman of the board, or in the absence of the chairman of the board by the chief executive officer or by a majority of the directors then in office.

     Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the corporation. If the notice is mailed, it shall be deposited in the United States mail at least seven days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least 48 hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting. In addition, if the meeting is to be held at the principal executive office of the corporation, the notice need not specify the place of the meeting.

     3.10  QUORUM

     A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 3.12 of these Bylaws. Every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the board of directors, subject to the provisions of the Certificate of Incorporation and applicable law.

     A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

     3.11  WAIVER OF NOTICE

     Notice of a meeting need not be given to any director (i) who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or (ii) who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such directors. All such waivers, consents, and approvals shall be filed with the corporate records or made part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the board of directors.

     3.12  ADJOURNMENT

     A majority of the directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

     3.13  NOTICE OF ADJOURNMENT

     Notice of the time and place of holding an adjourned meeting need not be given if announced at the meeting at which the adjournment is taken, unless the meeting is adjourned for more than 24 hours. If the meeting is adjourned for more than 24 hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 3.9 of these Bylaws, to the directors who were not present at the time of the adjournment.

     3.14  BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING

     Any action required or permitted to be taken by the board of directors may be taken without a meeting, provided that all members of the board of directors individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as a unanimous vote of the board of directors. Such written consent and any counterparts thereof shall be filed with the minutes of the proceedings of the board.

     3.15  ORGANIZATION

     Meetings of the board of directors shall be presided over by the chairman of the board, if any, or in his or her absence by the vice chairman of the board, if any, or in his or her absence by the chief executive officer, or in their absence by a chairman chosen at the meeting. The secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

     3.16  FEES AND COMPENSATION OF DIRECTORS

     Directors and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the board of directors. This Section 3.16 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

     3.17  APPROVAL OF LOANS TO OFFICERS

     The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest and may be unsecured, or secured in such manner as the board of directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing contained in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

                                  ARTICLE IV
                                  COMMITTEES
                                  ----------

     4.1  COMMITTEES OF DIRECTORS

     The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the board of directors. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board, but no such committee shall have the power or authority to (i) amend the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in
Section 151(a) of the General Corporation Law of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation), (ii) adopt an agreement of merger or consolidation under Sections 251, 252, 255, 256, 257, 258, 263 or 264 of the General Corporation Law of Delaware, (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, (iv) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, or (v) amend the Bylaws of the corporation; and, unless the board resolution establishing the committee, the Bylaws or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware.

     4.2  MEETINGS AND ACTION OF COMMITTEES

     Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws, Section 3.6 (place of meetings), Section 3.8 (regular meetings), Section 3.9 (special meetings and notice), Section 3.10 (quorum), Section 3.11 (waiver of notice),
Section 3.12 (adjournment), Section 3.13 (notice of adjournment), and Section
3.14 (action without meeting), with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the board of directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the board of directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the board of directors, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The board of directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

                                   ARTICLE V
                                   OFFICERS
                                   --------

     5.1  OFFICERS

     The corporation shall have such officers as determined by the board of directors, which officers may include a chairman of the board, a chief executive officer, a president, a secretary, a chief financial officer and a treasurer. The corporation may also have, at the discretion of the board of directors, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws. Any number of offices may be held by the same person.

     5.2  ELECTION OF OFFICERS

     The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5 of these Bylaws, shall be chosen by the board of directors, subject to the rights, if any, of an officer under any contract of employment.

     5.3  SUBORDINATE OFFICERS

     The board of directors may appoint, or may empower the chief executive officer to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws or as the board of directors may from time to time determine.

     5.4  REMOVAL AND RESIGNATION OF OFFICERS

     Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors at any regular or special meeting of the board or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

     Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

     5.5  VACANCIES IN OFFICES

     A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

     5.6  CHAIRMAN OF THE BOARD

     The chairman of the board, if such an officer be elected, shall serve as the corporation's general manager, and shall have general supervision, direction and control of the corporation's business and its officers, and, if present, preside at meetings of the stockholders and the board of directors and exercise and perform such other powers and duties as may from time to time be assigned to him or her by the board of directors or as may be prescribed by these Bylaws.
If there is no chief executive officer, then the chairman of the board shall also be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5.7 of these Bylaws. The chairman of the board shall report to the board of directors.

     5.7  CHIEF EXECUTIVE OFFICER

     Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an officer, the chief executive officer of the corporation shall, subject to the control of the board of directors, have general supervision, direction, and control of the business and the officers of the corporation. He or she shall preside at all meetings of the stockholders and, in the absence or nonexistence of a chairman of the board, at all meetings of the board of directors. He shall have the general powers and duties of management usually vested in the chief executive officer of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or these Bylaws.

     5.8  PRESIDENT

     The president may assume and perform the duties of the chief executive officer in the absence or disability of the chief executive officer or whenever the office of the chief executive officer is vacant. The president of the corporation shall exercise and perform such powers and duties as may from time to time be assigned to him or her by the board of directors or as may be prescribed by these Bylaws. In the absence or nonexistence of the chairman of the board and chief executive officer, he or she shall preside at all meetings of the stockholders and at all meetings of the board of directors and shall perform such other duties as the board of directors may from time to time determine.

     5.9  VICE PRESIDENTS

     In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the board of directors, these Bylaws, the chairman of the board or the chief executive officer.

     5.10  SECRETARY

     The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the board of directors may direct, a book of minutes of all meetings and actions of directors, committees of directors and stockholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at stockholders' meetings, and the proceedings thereof.

     The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the board of directors, a share register, or a duplicate share register, showing the names of all stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

     The secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the board of directors required to be given by law or by these Bylaws. He or she shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the board of directors or by these Bylaws.

     5.11  CHIEF FINANCIAL OFFICER

     The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

     The chief financial officer shall deposit all money and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the board of directors. He or she shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the chief executive officer and directors, whenever they request it, an account of all of his or her transactions as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these Bylaws.

                                  ARTICLE VI
       INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS
       ------------------------------------------------------------------

     6.1  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers and, provided, further, that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless
(i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the board of directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the General Corporation Law of Delaware or (iv) such indemnification is required to be made pursuant to an individual contract. For purposes of this Section 6.1, a "director" or "officer" of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

     6.2  INDEMNIFICATION OF OTHERS

     The corporation shall have the power, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Section 6.2, an "employee" or "agent" of the corporation (other than a director or officer) includes any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

     6.3  INSURANCE

     The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.

     6.4  EXPENSES

     The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by such person in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Article VI or otherwise.

     Notwithstanding the foregoing, unless otherwise determined pursuant to
Section 6.5, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made by the board of directors (i) by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the determining party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe either to be in or not to be opposed to the best interests of the corporation.

     6.5  NON-EXCLUSIVITY OF RIGHTS

     The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, either as to action in his or her official capacity or as to action in any other capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees and agents respecting indemnification and advances to the fullest extent not prohibited by the General Corporation Law of Delaware.

     6.6  SURVIVAL OF RIGHTS

     The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     6.7  AMENDMENTS

     Any repeal or modification of this Bylaw shall have prospective effect only, and shall not affect the rights of any person under this Bylaw as in effect at the time of an alleged action or omission to act giving rise to a proceeding against such person, if such alleged action or omission occurred prior to the repeal or modification of this Bylaw.

                                  ARTICLE VII
                              RECORDS AND REPORTS
                              -------------------

     7.1  MAINTENANCE AND INSPECTION OF RECORDS

     The corporation shall, either at its principal executive office or at such place or places as designated by the board of directors, keep (i) a record of its stockholders listing their names and addresses and the number and class of shares held by each, (ii) a copy of these Bylaws as amended to date, and (iii) accounting books and other records.

     Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in Delaware or at its principal place of business.

     The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     7.2  INSPECTION BY DIRECTORS

     Any director shall have the right to examine the corporation's stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his or her position as a director. The Court of Chancery is hereby vested with the exclusive jurisdiction to determine whether a director is entitled to the inspection sought. The Court may summarily order the corporation to permit the director to inspect any and all books and records, the stock ledger and the stock list and to make copies thereof or extracts therefrom. The Court may, in its discretion, prescribe any limitations or conditions with regard to the inspection, or award such other and further relief as the Court may deem just and proper.

     7.3  ANNUAL STATEMENT TO STOCKHOLDERS

     The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

     7.4  REPRESENTATION OF SHARES OF OTHER CORPORATIONS

     The chairman of the board, the chief executive officer, the president, any vice president, the chief financial officer, the secretary or assistant secretary of this corporation, or any other person authorized by the board of directors or the chief executive officer or the president or a vice president, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

                                 ARTICLE VIII
                                GENERAL MATTERS
                                ---------------

     8.1  RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING

     For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or for purposes of determining the stockholders entitled to exercise any rights in respect of any other lawful action (other than action by stockholders by written consent without a meeting), the board of directors may fix, in advance, a record date, which shall not be more than 60 days before any such action. In that case, only stockholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided by law.

     If the board of directors does not so fix a record date, then the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution, or the 60th day before the date of that action, whichever is later.

     8.2  CHECKS; DRAFTS; EVIDENCES OF INDEBTEDNESS

     From time to time, the board of directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

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     8.3  CORPORATE CONTRACTS AND INSTRUMENTS:  HOW EXECUTED

     The officers of the corporation enumerated Section 5.1 of these Bylaws shall have the authority to execute in the name of the corporation bonds, contracts, deeds, leases and other written instruments to be executed by the corporation. In addition, the board of directors, except as otherwise provided in these Bylaws, may authorize any other officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the board of directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement, or to pledge its credit or render it liable for any purpose or for any amount.

     8.4  STOCK CERTIFICATES; PARTLY PAID SHARES

     The shares of the corporation shall be represented by certificates, provided that the board of directors of the corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of such a resolution by the board of directors, any holder of uncertificated shares shall, upon request, be entitled to have a certificate signed by or in the name of the corporation by the chairman or vice-chairman of the board of directors or the chief executive officer, the president or a vice-president, and by the chief financial officer, the secretary or an assistant secretary of the corporation, representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile(s). If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     The corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

     8.5  SPECIAL DESIGNATION ON CERTIFICATES

     If the corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the General Corporation Law of

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Delaware, in lieu of the foregoing requirements there may be set forth on the face or back of such certificate a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     8.6  LOST CERTIFICATES

     Except as provided in this Section 8.6, no new certificates for shares shall be issued to replace previously issued certificates unless the latter are surrendered to the corporation and canceled at the same time. The board of directors may, if any share certificate or certificate for any other security is lost, stolen or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the board of directors may require; the board of directors may require indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft or destruction of the certificate or the issuance of the replacement certificate.

     8.7  CONSTRUCTION; DEFINITIONS

     Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

                                  ARTICLE IX
                                  AMENDMENTS
                                  ----------

     Subject to Section 6.7 hereof the Bylaws of the corporation may be adopted, amended or repealed and new Bylaws adopted by the affirmative vote of stockholders holding a majority of the voting power of stock entitled to vote, or by the board of directors.

                                   ARTICLE X
                                  DISSOLUTION
                                  -----------

     If it should be deemed advisable in the judgment of the board of directors of the corporation that the corporation be dissolved, the board, after the adoption of a resolution to that effect by a majority of the whole board at any meeting called for that purpose, shall cause notice to be mailed to each stockholder entitled to vote thereon of the adoption of the resolution and of a meeting of stockholders to take action upon the resolution.

     At the meeting a vote shall be taken for and against the proposed dissolution. If a majority of the voting power of the outstanding stock of the corporation entitled to vote thereon votes for the proposed dissolution, then a certificate stating that the dissolution has been authorized in accordance

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with the provisions of Section 275 of the General Corporation Law of Delaware
and setting forth the names and residences of the directors and officers shall be executed, acknowledged, and filed and shall become effective in accordance with Section 103 of the General Corporation Law of Delaware. Upon such certificate's becoming effective in accordance with Section 103 of the General Corporation Law of Delaware, the corporation shall be dissolved.

     Whenever all the stockholders entitled to vote on a dissolution consent in writing, either in person or by duly authorized attorney, to a dissolution, no meeting of directors or stockholders shall be necessary. The consent shall be filed and shall become effective in accordance with Section 103 of the General Corporation Law of Delaware. Upon such consent's becoming effective in accordance with Section 103 of the General Corporation Law of Delaware, the corporation shall be dissolved. If the consent is signed by an attorney, then the original power of attorney or a photocopy thereof shall be attached to and filed with the consent. The consent filed with the Secretary of State shall have attached to it the affidavit of the secretary or some other officer of the corporation stating that the consent has been signed by or on behalf of all the stockholders entitled to vote on a dissolution; in addition, there shall be attached to the consent a certification by the secretary or some other officer of the corporation setting forth the names and residences of the directors and officers of the corporation.

                                  ARTICLE XI
                                   CUSTODIAN
                                   ---------

     11.1  APPOINTMENT OF A CUSTODIAN IN CERTAIN CASES

     The Court of Chancery, upon application of any stockholder, may appoint one or more persons to be custodians and, if the corporation is insolvent, to be receivers, of and for the corporation when:

               (i) at any meeting held for the election of directors the stockholders are so divided that they have failed to elect successors to directors whose terms have expired or would have expired upon qualification of their successors; or

               (ii) the business of the corporation is suffering or is threatened with irreparable injury because the directors are so divided respecting the management of the affairs of the corporation that the required vote for action by the board of directors cannot be obtained and the stockholders are unable to terminate this division; or

               (iii) the corporation has abandoned its business and has failed within a reasonable time to take steps to dissolve, liquidate or distribute its assets.

     11.2  DUTIES OF CUSTODIAN

     The custodian shall have all the powers and title of a receiver appointed under Section 291 of the General Corporation Law of Delaware, but the authority of the custodian shall be to continue the business of the corporation and not to liquidate its affairs and distribute its assets, except when the

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Court of Chancery otherwise orders and except in cases arising under Sections
226(a)(3) or 352(a)(2) of the General Corporation Law of Delaware.

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